Quarterly Supplemental Information Third Quarter 2021

Table of Contents 2 03 Corporate Overview 04 Earnings Release 09 Quarterly Highlights 10 Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) 11 Funds from Operations and Adjusted Funds from Operations 12 EBITDAre, Adjusted EBITDAre, NOI and Cash NOI 13 Consolidated Balance Sheets 14 Debt, Capitalization and Financial Ratios 15 Investment Activity 16 Portfolio Information 20 Lease Expiration Schedule 21 Non-GAAP Measures and Definitions 24 Forward Looking and Cautionary Statements

Corporate Overview

Corporate Profile

NETSTREIT Corp. (NYSE: NTST) is an internally managed Real Estate Investment Trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT's strategy is to create the highest quality net lease retail portfolio in the country in order to generate consistent cash flows and dividends for its investors.

Management Team

Mark Manheimer, Chief Executive Officer
Andy Blocher, Chief Financial Officer
Jeff Fuge, Senior Vice President of Acquisitions
Randy Haugh, Senior Vice President of Finance
Kirk Klatt, Senior Vice President of Real Estate
Trish McBratney, SVP, Chief Accounting Officer
Chad Shafer, Senior Vice President of Underwriting

Board of Directors

Todd Minnis – Chair
Matthew Troxell – Lead Independent
Michael Christodolou
Heidi Everett
Mark Manheimer
Lori Wittman
Robin Zeigler

Corporate Headquarters

5910 North Central Expressway
Suite 1600
Dallas, Texas, 75075
Phone: (972) 579 – 4825
Website: www.netstreit.com

Transfer Agent

Computershare
PO Box 505000
Louisville, Kentucky 40233
Phone: (866) 637 – 9460
Website: www.computershare.com

NETSTREIT
3

Earnings Release 4 NETSTREIT REPORTS THIRD QUARTER 2021 FINANCIAL AND OPERATING RESULTS – Completed $94.3 Million of Gross Investment Activity – – $18.8 Million of Dispositions Further Strengthens Portfolio Foundation – – $90.9 Million of Net Acquisitions Completed Subsequent to Quarter End, Resulting in Increased 2021 Net Acquisition Guidance – Dallas TX – October 28, 2021 – NETSTREIT (NYSE: NTST) (the “Company”), today announced financial and operating results for the third quarter ended September 30, 2021. THIRD QUARTER 2021 HIGHLIGHTS • Reported net income per share of $0.07, Core Funds from Operations (“Core FFO”) per share of $0.221 and AFFO per share of $0.241 (see non-GAAP reconciliation attached) PORTFOLIO UPDATE As of September 30, 2021, the NETSTREIT portfolio was comprised of 290 leases2, contributing $59.8 million of annualized base rent3, with a weighted-average remaining lease term of 10.0 years, of which 70.5% were with investment grade rated tenants and 14.5% were with tenants with investment grade profiles4. The portfolio was 100.0% occupied as of September 30, 2021. INVESTMENT ACTIVITY During the quarter ended September 30, 2021, the Company acquired 26 properties for approximately $90.1 million at an initial cash capitalization rate of 6.2%, inclusive of closing costs. A majority of these acquisitions closed late in the third quarter, resulting in the Company owning the assets for an average of approximately seven days during the quarter. Acquisitions completed during the quarter had a weighted-average remaining lease term of 12.4 years, and 74.8% of the properties were occupied by investment grade rated tenants with an additional 15.0% occupied by tenants with investment grade profiles. During the third quarter, the Company also provided $4.2 million of development funding, including funding to support a new development for an investment grade profile tenant and a future build-to-suit development. The Company completed four strategic dispositions in the third quarter for $18.8 million in total contractual sales proceeds, which equated to a 6.3% cash capitalization rate. The dispositions provided diversification benefits, reducing the Company's exposure to casual dining and banking, to 0.9% and 0.7%, respectively, and also allowed the Company to capitalize on the improved outlook for a cyclical RV sales tenant category. The Company's net investment activity for the third quarter was $75.5 million. The transaction activity increased total tenant count from 59 to 60 tenants, adding Five Below (investment grade profile), OSF Urgent Care (A / A3), and DaVita (BB / Ba2) to the tenant roster. Additionally, the transaction activity increased the portfolio's geographic diversity to 40 states.

Earnings Release 5 Subsequent to quarter end, the Company completed twelve acquisitions for $90.9 million, including closing costs. “We are pleased with our performance this quarter and for the month of October, as we executed on $181.0 million of acquisitions to grow our ABR with high quality tenants and further diversify our tenant roster and industry mix. While the timing of transaction closings and higher than anticipated dispositions negatively impacted earnings for the quarter, leading to revised AFFO per share guidance, our primary focus remains on purposely improving the size and quality of our portfolio to generate sustainable growth in earnings and dividends, as demonstrated by our high quality credit metrics and increased investment guidance," said Mark Manheimer, Chief Executive Officer of NETSTREIT. BALANCE SHEET AND LIQUIDITY In September, the Company filed an automatically effective shelf registration with the Securities Exchange Commission and implemented an at-the-market ("ATM") offering program allowing the Company to issue and sell shares of its common stock in an aggregate amount of up to $250 million. The Company sold no shares through the ATM offering during the third quarter. At quarter end, total debt outstanding was $192 million, with a weighted average term of 3.1 years and a quarter end contractual interest rate, including the impact of the fixed rate swap, of 1.35% (excluding the impact of deferred fee amortization). The Company’s net debt to annualized adjusted EBITDA ratio was 3.5x, and the ending cash balance was $28 million. DIVIDEND On October 26, 2021, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share for the fourth quarter of 2021, which will be paid on December 15, 2021 to shareholders of record on December 1, 2021. 2021 OUTLOOK The Company is revising its full year 2021 AFFO per share guidance in the range of $0.93 to $0.95 per share, primarily as a result of higher than anticipated disposition activity, as well as acquisition timing, in the third quarter. This AFFO guidance is based on the following assumptions: • For full year 2021, the Company is increasing its net acquisition activity, inclusive of dispositions, to be at least $400 million • The Company expects cash G&A to be at the top end of the previously provided range of $11.0 to $12.0 million, which includes recurring transaction costs, and expects non-cash compensation expense to be at the midpoint of the previously provided range of $3.0 to $4.0 million • The Company expects cash interest expense, including unused line of credit facility fees, to be at the lower end of the previously provided range of $3.0 to $3.5 million, with no change to the previously provided $0.6 million of additional non-cash deferred financing fee amortization

Earnings Release 6 • The Company expects taxes to be at the top end of the previously provided range of $0.2 to $0.3 million • Full year 2021 diluted weighted average shares outstanding, which includes the impact of OP units, are expected to be in the range of 38 to 39 million shares The Company does not provide guidance for net income (loss) per share, the most directly comparable GAAP measure to AFFO per share, and similarly cannot provide a reconciliation between its forecasted AFFO per share and the comparable GAAP measure without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company's control and may vary greatly between periods and could significantly impact future financial results. EARNINGS WEBCAST AND CONFERENCE CALL A conference call will be held on Friday, October 29, 2021 at 10:00 AM ET. During the conference call the Company’s officers will review third quarter performance, discuss recent events, and conduct a question and answer period. The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time to register, as well as download and install any necessary audio software. A replay of the webcast will be available for 90 days on the Company’s website shortly after the call. The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389- 0879 for international callers. A dial-in replay will be available starting shortly after the call until November 5, 2021, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412- 317-6671 for international callers. The passcode for this dial-in replay is 13723474. SUPPLEMENTAL PACKAGE The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com. About NETSTREIT NETSTREIT is an internally managed Real Estate Investment Trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors. Investor Relations ir@netstreit.com 972-597-4825

Earnings Release 7 (1) Per share amounts include weighted average common shares of 39,559,605, weighted average operating partnership units of 1,334,571 and weighted average effect of dilutive unvested restricted stock units of 439,403 for the three months ended September 30, 2021. (2) Leases are individual properties with a distinct lease agreement in place, development activities where a lease is expected at a future date, or in the case of master lease arrangements each property under the master lease is counted as a separate lease. (3) Annualized base rent, or ABR, is calculated by multiplying (i) cash rental payments (a) for the month ended September 30, 2021 (or, if applicable, the next full month's cash rent contractually due in the case of rent abatements, rent deferrals, recently acquired properties and properties with contractual rent increases, other than properties under development) for leases in place as of September 30, 2021, plus (b) for properties under development, the first full month's permanent cash rent contractually due after the development period by (ii) 12. (4) Investment grade profile represents tenants with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Moody's, or NAIC. NON-GAAP FINANCIAL MEASURES This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, and Cash NOI. A reconciliation from net loss available to common shareholders to each non-GAAP financial measure, and definitions of each non-GAAP measure, are included below.

Earnings Release 8 FORWARD LOOKING STATEMENTS This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for single-tenant, retail commercial real estate, and our financial outlook. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward- looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other reports filed with the SEC from time to time. Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from the novel coronavirus (COVID-19). We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

Quarterly Highlights (unaudited, in thousands, except share, per share data and square feet) 9 (1) Weighted by ABR; excludes lease extension options. (2) Tenants, or tenants that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BBB- (S&P), Baa3 (Moody's) or NAIC2 (National Association of Insurance Commissioners) or higher. (3) Tenants with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Moody's, or NAIC. Three Months Ended Financial Results September 30, 2021 June 30, 2021 March 31, 2021 December 31, 2020 September 30, 2020 Net income (loss) $ 2,944 $ (2,630) $ 741 $ 4,510 $ (2,341) Net income (loss) per common share outstanding - diluted $ 0.07 $ (0.07) $ 0.02 $ 0.15 $ (0.11) Funds from Operations (FFO) $ 8,983 $ 7,339 $ 6,662 $ 5,513 $ 2,582 FFO per common share outstanding - diluted $ 0.22 $ 0.18 $ 0.22 $ 0.18 $ 0.11 Core Funds from Operations (Core FFO) $ 8,983 $ 7,339 $ 6,662 $ 5,513 $ 3,473 Core FFO per common share outstanding - diluted $ 0.22 $ 0.18 $ 0.22 $ 0.18 $ 0.15 Adjusted Funds from Operations (AFFO) $ 9,738 $ 8,066 $ 6,946 $ 5,934 $ 4,777 AFFO per common share outstanding - diluted $ 0.24 $ 0.20 $ 0.23 $ 0.20 $ 0.21 Dividends per share $ 0.20 $ 0.20 $ 0.20 $ 0.20 $ 0.10 Weighted average common shares outstanding - diluted 41,333,579 39,790,338 30,052,940 30,021,750 23,159,977 Portfolio Metrics Number of leases 290 267 235 203 189 Square feet 5,452,608 5,154,701 4,438,591 3,733,062 3,376,371 Occupancy 100.0% 100.0% 100.0% 100.0% 100.0 % Weighted average lease term remaining (years)(1) 10.0 9.9 10.1 10.5 11.1 Investment grade (rated) - % of ABR(2) 70.5% 69.9% 69.6% 70.0% 68.0 % Investment grade profile (unrated) - % of ABR(3) 14.5% 13.5% 11.2% 8.0% 6.4%

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
REVENUES				
Rental revenue (including reimbursable)	$ 15,603	$ 9,652	$ 41,333	$ 22,277
OPERATING EXPENSES				
Property	1,737	624	4,002	1,344
General and administrative	3,776	4,109	10,904	7,841
Depreciation and amortization	8,074	4,692	21,078	10,153
Provisions for impairment	—	363	3,539	1,773
Transaction costs(1)	132	1,241	464	2,969
Total operating expenses	13,719	11,029	39,987	24,080
OTHER INCOME (EXPENSE)				
Interest expense, net(2)	(895)	(1,018)	(2,693)	(3,815)
Gain on sales of real estate, net	1,955	54	2,452	1,070
Gain on forfeited earnest money deposit	—	—	—	250
Total other income (expense), net	1,060	(964)	(241)	(2,495)
Net income (loss) before income tax expense	2,944	(2,341)	1,105	(4,298)
Income tax expense	—	—	(50)	—
Net income (loss)	2,944	(2,341)	1,055	(4,298)
Net income (loss) attributable to noncontrolling interests	96	(263)	42	(799)
Preferred stock dividends	—	36	—	42
Net income (loss) attributable to common shareholders	$ 2,848	$ (2,114)	$ 1,013	$ (3,541)
Amounts available to common shareholders per common share:				
Basic	$ 0.07	$ (0.11)	$ 0.03	$ (0.26)
Diluted	$ 0.07	$ (0.11)	$ 0.03	$ (0.26)
Weighted average common shares:				
Basic	39,559,605	18,825,389	35,359,551	13,771,457
Diluted	41,333,579	18,825,389	37,108,425	13,771,457
OTHER COMPREHENSIVE INCOME (LOSS)				
Net income (loss)	$ 2,944	$ (2,341)	$ 1,055	$ (4,298)
Change in value on derivatives, net	5	(128)	2,063	(128)
Total comprehensive income (loss)	$ 2,949	$ (2,469)	$ 3,118	$ (4,426)
Comprehensive income (loss) attributable to noncontrolling interests	95	(281)	153	(817)
Comprehensive income (loss) attributable to common shareholders	$ 2,854	$ (2,188)	$ 2,965	$ (3,609)

(1) Represents the costs incurred by the Company to facilitate the private offering and formation transactions and the initial public offering, as well as costs associated with abandoned acquisitions and other acquisition related expenses.
(2) Interest expense is net of interest income from interest bearing accounts.

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Funds From Operations and Adjusted Funds From Operations

(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
GAAP Reconciliation:				
Net income (loss)	$ 2,944	$ (2,341)	$ 1,055	$ (4,298)
Depreciation and amortization of real estate	7,994	4,614	20,843	9,926
Provisions for impairment	—	363	3,539	1,773
Gain on sales of real estate, net	(1,955)	(54)	(2,452)	(1,070)
Funds from Operations (FFO)	$ 8,983	$ 2,582	$ 22,985	$ 6,331
Gain on forfeited earnest money deposit	—	—	—	(250)
144A and IPO transaction costs[1]	—	891	—	2,170
Core Funds from Operations (Core FFO)	$ 8,983	$ 3,473	$ 22,985	$ 8,251
Straight-line rental revenue	(244)	(387)	(707)	(1,417)
Amortization of deferred financing costs	157	157	471	464
Amortization of above/below market lease intangibles	(182)	(219)	(609)	(340)
Amortization of lease incentives	23	—	26	—
Capitalized interest expense	(24)	—	(38)	—
Non-cash compensation expense	1,025	1,753	2,623	1,753
Adjusted Funds from Operations (AFFO)	$ 9,738	$ 4,777	$ 24,751	$ 8,711
FFO per common share outstanding - diluted	$ 0.22	$ 0.11	$ 0.62	$ 0.35
Core FFO per common share outstanding - diluted	$ 0.22	$ 0.15	$ 0.62	$ 0.45
AFFO per common share outstanding - diluted	$ 0.24	$ 0.21	$ 0.67	$ 0.48
Dividends per share	$ 0.20	$ 0.10	$ 0.60	$ 0.10
Dividends per share as a percent of AFFO	83 %	48 %	90 %	21 %
Weighted average common shares outstanding, basic	39,559,605	18,825,389	35,359,551	13,771,457
Weighted average operating partnership units outstanding	1,334,571	4,310,286	1,462,419	4,402,437
Weighted average dilutive securities	439,403	24,302	286,455	8,101
Weighted average common shares outstanding, diluted	41,333,579	23,159,977	37,108,425	18,181,995
Series A preferred stock balance[2]	$ —	$ —	$ —	$ —
Series A preferred stock dividends and redemption premium	$ —	$ 36	$ —	$ 42
Supplemental Information				
Deferred rent, net[3]	$ 6	$ 4	$ 29	$ (201)
Recurring capital expenditures	$ 56	$ —	$ 386	$ —

(1) These expenses represent a subset of Transaction Costs as presented on the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).
(2) The 125 shares of 12% Series A Preferred Stock were fully redeemed on August 18, 2020.
(3) Reflects the net amount of base rent that was deferred (negative amount) or collected (positive amount) as a result of COVID related rent relief provided by NETSTREIT.

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EBITDAre, Adjusted EBITDAre, NOI and Cash NOI (unaudited, in thousands) 12 (1) These expenses represent a subset of Transaction Costs as presented on the Consolidated Statements of Operations and Comprehensive Income (Loss). (2) The adjustment removes base rent for properties acquired during the period shown and replaces the removed amount with an estimated equivalent ABR for the full period. The adjustment also removes base rent for properties disposed of during the period shown. Three Months Ended September 30, Nine Months Ended September 30, 2021 2020 2021 2020 GAAP Reconciliation: Net income (loss) $ 2,944 $ (2,341) $ 1,055 $ (4,298) Depreciation and amortization of real estate 7,994 4,614 20,843 9,926 Amortization of above/below market lease intangibles (182) (219) (609) (340) Amortization of lease incentives 23 — 26 — Non-real estate depreciation and amortization 79 77 234 228 Interest expense, net 895 1,018 2,693 3,815 Income tax expense — — 50 — EBITDA 11,753 3,149 24,292 9,331 Provisions for impairment — 363 3,539 1,773 Gain on sales of real estate, net (1,955) (54) (2,452) (1,070) EBITDAre 9,798 3,458 25,379 10,034 Straight-line rental revenue (244) (387) (707) (1,417) Gain on forfeited earnest money deposit — — — (250) 144A and IPO transaction costs(1) — 891 — 2,170 Non-cash compensation expense 1,025 1,753 2,623 1,753 Adjusted EBITDAre $ 10,579 $ 5,715 $ 27,295 $ 12,290 Adjusted EBITDAre 10,579 Adjustments for intraquarter acquisitions and dispositions(2) 1,174 Annualized Adjusted EBITDAre $ 47,013 164,356 Net debt / Annualized Adjusted EBITDAre 3.5x 0.00350 GAAP Reconciliation: Net income (loss) $ 2,944 $ (2,341) $ 1,055 $ (4,298) General and administrative 3,776 4,109 10,904 7,841 Depreciation and amortization 8,074 4,692 21,078 10,153 Provisions for impairment — 363 3,539 1,773 Transaction costs 132 1,241 464 2,969 Interest expense, net 895 1,018 2,693 3,815 Gain on sales of real estate, net (1,955) (54) (2,452) (1,070) Gain on forfeited earnest money deposit — — — (250) Income tax expense — — 50 — NOI 13,866 9,028 37,331 20,933 Straight-line rental revenue (244) (387) (707) (1,417) Amortization of above/below market lease intangibles (182) (219) (609) (340) Amortization of lease incentives 23 — 26 — Cash NOI $ 13,463 $ 8,422 $ 36,041 $ 19,176 Adjustments for Intraquarter acquisitions and dispositions(2) 1,174 Normalized Cash NOI $ 14,637 Property Operating Expense Coverage Property operating expense reimbursement $ 1,505 $ 452 $ 3,516 $ 1,063 Property operating expenses (1,737) (624) (4,002) (1,344) Property operating expenses, net $ (232) $ (172) $ (486) $ (281)

Consolidated Balance Sheets (unaudited, in thousands, except share data) 13 September 30, December 31, 2021 2020 ASSETS Real estate, at cost: Land $ 257,034 $ 189,373 Buildings and improvements 533,927 358,360 Total real estate, at cost 790,961 547,733 Less accumulated depreciation (24,184) (10,111) Property under development 9,472 — Real estate held for investment, net 776,249 537,622 Assets held for sale 138 14,802 Cash, cash equivalents and restricted cash 27,644 92,643 Lease intangible assets, net 109,403 75,024 Other assets, net 14,071 5,724 Total assets $ 927,505 $ 725,815 LIABILITIES AND EQUITY Liabilities: Term loan, net $ 174,274 $ 174,105 Revolving credit facility 17,000 — Lease intangible liabilities, net 22,150 16,930 Liabilities related to assets held for sale — 399 Accounts payable, accrued expenses and other liabilities 9,158 6,308 Total liabilities 222,582 197,742 Equity: Stockholders’ equity Common stock, $0.01 par value, 400,000,000 shares authorized; 39,617,805 and 28,203,545 shares issued and outstanding, respectively $ 396 $ 282 Additional paid-in capital 706,312 501,045 Distributions in excess of retained earnings (28,326) (7,464) Accumulated other comprehensive income 2,187 235 Total stockholders’ equity 680,569 494,098 Noncontrolling interests 24,354 33,975 Total equity 704,923 528,073 Total liabilities and equity $ 927,505 $ 725,815

Debt, Capitalization, and Financial Ratios

(unaudited, in thousands, except share data)

As of September 30, 2021

Debt Summary	Maturity Date		Principal Balance	Interest Rate[1]	Rate Type	Weight Average Years to Maturity
Unsecured revolver[2][3]	December 23, 2023	$	17,000	1.28%	Floating	2.2 years
Unsecured term loan[4]	December 23, 2024		175,000	1.36%	Fixed	3.2 years
Principal amount of total debt			192,000			
Deferred financing costs, net[5]			(1,623)			
Carrying value of total debt		$	190,377			

Net Debt		Balance
Principal amount of total debt	$	192,000
Less: Cash, cash equivalents and restricted cash[6]		(27,644)
Net Debt	$	164,356
Series A preferred stock balance[7]		—
Net Debt + Preferred Stock	$	164,356

Key Debt Covenant Information	Required	Actual
Consolidated total leverage ratio	≤ 60.0%	21.6%
Fixed charge coverage ratio	≥ 1.50x	11.81x
Maximum secured indebtedness	≤ 40.0%	0.0%
Maximum recourse indebtedness	≤ 10.0%	0.0%
Unencumbered leverage ratio	≤ 60.0%	21.8%
Unencumbered debt yield	≥ 12.0%	24.4%
Unencumbered interest coverage ratio	≥ 2.00x	15.15x

Liquidity		Balance
Unused unsecured revolver capacity	$	233,000
Cash, cash equivalents and restricted cash[6]		27,644
Total Liquidity	$	260,644

Equity	Ending Shares/Units		Equity Market Capitalization	% of Total
Common shares[8]	39,617,805	$	936,961	96.8%
OP units[8]	1,289,525		30,497	3.2%
Preferred stock	—		—	0.0%
Total	40,907,330	$	967,458	100.0%

Enterprise Value		Balance	% of Total
Principal amount of total debt	$	192,000	16.6%
Equity market capitalization[8]		967,458	83.4%
Total enterprise value	$	1,159,458	100.0%

(1) Interest rate for floating rate debt, if applicable, is based on the last day of the quarter presented. Rates presented exclude the impact of capitalized loan fee amortization.
(2) Unused facility fees are charged at an annual rate of 0.15% of the unused capacity if usage exceeds 50% of the total available facility, or 0.25% of the unused facility if usage does not exceed 50%.
(3) The revolver has a one-year extension option.
(4) Effective September 28, 2020 the floating rate underlying the term loan was swapped to an effective fixed rate of 0.21%. The swap terminates on December 23, 2024.
(5) Amount reflects a net asset balance of $0.9 million related to the revolver, and a net liability balance of $0.7 million related to the term loan.
(6) There was no restricted cash held as of September 30, 2021.
(7) The 125 shares of 12% Series A Preferred Stock were fully redeemed on August 18, 2020.
(8) Value is based on the September 30, 2021 closing price of $23.65 per share.

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Investment Activity
(unaudited, dollars in thousands)

	Three Months Ended				
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Acquisitions(1):					
Number of Properties	26	35	31	26	30
Gross Investment(2)	$ 90,128	$ 116,725	$ 88,225	$ 81,246	$ 102,638
Cash Capitalization Rate(3)	6.2%	6.5%	6.7%	6.8%	6.5%
Dispositions:					
Number of Occupied Properties	4	5	—	12	1
Number of Vacant Properties	—	—	—	—	—
Net Book Value(4)	$ 16,160	$ 11,821	$ —	$ 31,144	$ 1,806
Proceeds(5)	$ 18,835	$ 13,060	$ —	$ 37,362	$ 1,868
Cash Capitalization Rate (on occupied properties only)(6)	6.3%	6.7%	0.0%	6.6%	10.4%

Developments:

Industry	Location	Lease Term	Amount Funded to Date	Anticipated Rent Commencement
Discount Retail	Fond Du Lac, WI	10 Years	$ 1,832	1Q'2022
Home Improvement	Sioux Falls, SD	12 Years	$ 1,400	1Q'2022
Discount Retail	Yuma, AZ	10 Years	$ 2,591	2Q'2022
Arts & Craft	Fond Du Lac, WI	10 Years	$ 2,530	2Q'2022
TBD	Sumter, SC	TBD	$ 1,118	TBD

(1) Excludes development related transactions.
(2) Reflects all expenditures that were capitalized as part of the transaction, including acquisition costs, and any incentives provided to the seller and/or tenant at closing.
(3) Calculated by dividing in-place ABR at the time of acquisition by the Gross Investment.
(4) Represents all capitalized costs associated with the property, less impairment charges and net of accumulated depreciation.
(5) Reflects contractual sales price.
(6) The rate only applies to properties that were occupied at the time of the disposition. It is calculated by dividing the in-place ABR at the time of disposition by the contractual sales price.

NETSTREIT
15

Portfolio Information

(unaudited, dollars in thousands)

Portfolio Metrics	September 30, 2021
Number of leases	290
Number of states	40
Square feet	5,452,608
Tenants	60
Industries	22
Occupancy	100.0%
Weighted average lease term remaining (years)(1)	10.0

Tenant Quality	Number of Leases		ABR	% of ABR
Investment grade (rated)(2)	214	$	42,167	70.5%
Investment grade profile (unrated)(3)	32		8,692	14.5%
Sub-investment grade (rated)(4)	10		3,149	5.3%
Sub-investment grade profile (unrated)	34		5,799	9.7%
Total	290	$	59,807	100.0%



Tenant Quality
Investment Grade 70.5%
85.0%
of ABR
Inv. Grade
Inv. Grade Profile
Investment Grade Profile 14.5%
Sub-Investment Grade 5.3%
Sub-Investment Grade Profile 9.7%



Defensive Category
Necessity 51.0%
87.4%
of ABR
Necessity
Discount
Service
Discount 19.9%
Other 12.6%
Service 16.5%

(1) Weighted by ABR; excludes lease extension options.
(2) Tenants, or tenants that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BBB- (S&P), Baa3 (Moody's) or NAIC2 (National Association of Insurance Commissioners) or higher.
(3) Tenants with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Moody's, or NAIC.
(4) Tenants, or tenants that are subsidiaries of a parent entity (with such subsidiary making up at least 50% of the parent company total revenue), with a credit rating of BB+ (S&P), Ba1 (Moody's) or NAIC3 (National Association of Insurance Commissioners) or lower.

NETSTREIT 16

Portfolio Information (cont'd)

(unaudited, dollars in thousands)

Top 20 Tenants	Number of Leases		ABR	% of ABR	Credit rating
7-Eleven	21	$	4,879	8.2%	A / Baa2
Walgreens	16		4,509	7.5%	BBB / Baa2
Advance Auto Parts	37		3,657	6.1%	BBB- / Baa2
Dollar General	36		3,585	6.0%	BBB / Baa2
Lowe's	4		3,578	6.0%	BBB+ / Baa1
Walmart	5		3,288	5.5%	AA / Aa2
CVS pharmacy	16		3,086	5.2%	BBB / Baa2
Hobby Lobby	8		2,938	4.9%	IG Profile
Best Buy	5		2,525	4.2%	BBB+ / A3
Ollie's Good Stuff Cheap	8		2,113	3.5%	IG Profile
Big Lots!	8		2,018	3.4%	IG Profile
Dollar Tree / Family Dollar	14		1,447	2.4%	BBB / Baa2
Tractor Supply Co	6		1,407	2.4%	BBB / Baa1
Ahold Delhaize	2		1,268	2.1%	BBB / Baa1
Burlington	3		1,205	2.0%	BB+ / Ba2
The Home Depot	1		1,202	2.0%	A / A2
Kroger	3		1,198	2.0%	BBB / Baa1
Fresenius health care worldwide	4		1,022	1.7%	BBB / Baa3
Kohl's	2		1,006	1.7%	BBB- / Baa2
Northern Tool + Equipment	3		822	1.4%	IG Profile
Total	202	$	46,754	78.2%	

NETSTREIT

17

Portfolio Information (cont’d) (unaudited, dollars in thousands) 18 State Number of Leases ABR % of ABR Texas 33 $ 7,756 13.0% Illinois 16 4,681 7.8% Ohio 22 4,083 6.8% Georgia 14 3,428 5.7% New York 12 3,012 5.0% Indiana 13 2,688 4.5% Virginia 5 2,655 4.4% Pennsylvania 15 2,417 4.0% Mississippi 12 2,326 3.9% Florida 15 2,275 3.8% California 8 2,235 3.7% Wisconsin 11 1,950 3.3% Alabama 11 1,595 2.7% Michigan 5 1,513 2.5% Washington 3 1,399 2.3% South Carolina 9 1,373 2.3% Kentucky 4 1,366 2.3% Arizona 4 1,238 2.1% New Mexico 4 1,232 2.1% Arkansas 7 1,182 2.0% Tennessee 5 1,161 1.9% Missouri 5 960 1.6% Oklahoma 6 784 1.3% Massachusetts 4 751 1.3% North Carolina 3 669 1.1% Iowa 6 623 1.0% New Jersey 4 569 1.0% Vermont 9 548 0.9% Maryland 3 465 0.8% Minnesota 3 446 0.7% West Virginia 3 418 0.7% Kansas 3 410 0.7% South Dakota 1 331 0.6% Louisiana 3 327 0.5% Colorado 2 267 0.4% Utah 1 234 0.4% New Hampshire 3 157 0.3% Idaho 1 99 0.2% Connecticut 1 95 0.2% North Dakota 1 92 0.2% Total 290 $ 59,807 100.0%

Portfolio Information (cont'd)

(unaudited, dollars in thousands)

Industry	Defensive Category	Number of Leases		ABR	% of ABR
Drug Stores & Pharmacies	Necessity	32	$	7,595	12.7%
Home Improvement	Necessity	19		7,492	12.5%
Discount Retail	Discount	24		6,881	11.5%
Convenience Stores	Service	25		5,621	9.4%
Dollar Stores	Discount	50		5,032	8.4%
Auto Parts	Necessity	55		4,800	8.0%
Grocery	Necessity	8		3,428	5.7%
General Retail	Necessity	5		3,226	5.4%
Arts & Crafts	Other	8		2,938	4.9%
Quick Service Restaurants	Service	17		2,738	4.6%
Consumer Electronics	Other	5		2,525	4.2%
Healthcare	Necessity	8		1,680	2.8%
Farm Supplies	Necessity	6		1,407	2.4%
Automotive Service	Service	10		947	1.6%
Furniture Stores	Other	2		878	1.5%
Casual Dining	Service	3		543	0.9%
Apparel	Other	4		506	0.8%
Banking	Necessity	3		449	0.7%
Wholesale Warehouse Club	Necessity	1		417	0.7%
Equipment Rental and Leasing	Other	3		369	0.6%
Gift, Novelty, and Souvenir Shops	Other	1		200	0.3%
Home Furnishings	Other	1		134	0.2%
Total		290	$	59,807	100.0%

Defensive Category	Number of Leases		ABR	% of ABR
Necessity	137		30,494	51.0%
Discount	74		11,913	19.9%
Service	55		9,849	16.5%
Other	24		7,551	12.6%
Total	290	$	59,807	100.0%

NETSTREIT

19

Lease Expiration Schedule

(unaudited, dollars in thousands)

Year of Expiration	Number of Leases Expiring		ABR Expiring	ABR Expiring as a % of Total Portfolio
2021	—	$	—	0.0%
2022	—		—	0.0%
2023	4		333	0.6%
2024	1		84	0.1%
2025	6		2,280	3.8%
2026	11		2,569	4.3%
2027	13		3,963	6.6%
2028	25		4,000	6.7%
2029	32		4,830	8.1%
2030	36		8,239	13.8%
2031	52		8,917	14.9%
2032	19		5,289	8.8%
2033	22		2,807	4.7%
2034	11		1,644	2.7%
2035	22		7,492	12.5%
2036	21		4,503	7.5%
2037	3		549	0.9%
2038	—		—	0.0%
2039	7		1,110	1.9%
2040	2		425	0.7%
2041	2		520	0.9%
2042	—		—	0.0%
2043	1		254	0.4%
TOTAL	**290**	**$**	**59,807**	**100.0%**

NETSTREIT

20

Non-GAAP Measures and Definitions 21 FFO, Core FFO, and AFFO FFO means funds from operations. It is a non-GAAP measure defined by NAREIT as net income (computed in accordance with GAAP), excluding real estate-related expenses including, but not limited to, gains (losses) from sales, impairment adjustments, and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT. Core FFO means core funds from operations. It is a non-GAAP financial measure defined as FFO adjusted for gains from forfeited earnest money deposits and non-recurring 144A and IPO transaction costs. We believe the presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods because it removes the effect of unusual and non-recurring items that are not expected to impact our operating performance on an ongoing basis. AFFO means adjusted funds from operations. It is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non-cash revenues and expenses, such as straight-line rental revenue, amortization of above and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense, non-cash compensation expense, and amortization of deferred financing costs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance. We further consider FFO, Core FFO and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO, Core FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity. FFO, Core FFO and AFFO do not measure whether cash flow is sufficient to fund our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO, Core FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO, Core FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO and AFFO.

Non-GAAP Measures and Definitions (cont’d) 22 EBITDA, EBITDAre and Adjusted EBITDAre EBITDA is computed by us as earnings before interest, income taxes and depreciation and amortization. EBITDAre is the NAREIT definition of EBITDA (as defined above), but it is further adjusted to follow the definition included in a white paper issued in 2017 by NAREIT, which recommended that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. Adjusted EBITDAre, as computed by us, is EBITDAre adjusted to exclude straight-line rental revenue, gains from forfeited earnest money deposits, non-recurring 144A and IPO transaction costs, and non-cash compensation expense. Annualized Adjusted EBITDAre is Adjusted EBITDAre multiplied by four. We present EBITDA, EBITDAre and Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. EBITDA, EBITDAre and Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs. NOI, Cash NOI, and Normalized Cash NOI NOI means net operating income, and it is computed in accordance with GAAP. It is calculated by subtracting property operating expenses from rental revenue including reimbursements (as presented on the Statement of Operations). Cash NOI is computed by us as GAAP NOI excluding straight-line rental revenue and amortization of above/below-market leases intangibles and lease incentives. Normalized Cash NOI is computed by us as Cash NOI adjusted to remove Cash NOI for properties acquired during the period shown, and then replace the removed amount with an estimated equivalent ABR for the full period. It is further adjusted to remove Cash NOI for properties disposed of during the period shown.

Non-GAAP Measures and Definitions (cont’d) 23 Other Definitions ABR means annualized base rent. ABR is calculated by multiplying (i) cash rental payments (a) for the month ended September 30, 2021 (or, if applicable, the next full month’s cash rent contractually due in the case of rent abatements, rent deferrals, recently acquired properties and properties with contractual rent increases, other than properties under development) for leases in place as of September 30, 2021, plus (b) for properties under development, the first full month’s permanent cash rent contractually due after the development period by (ii) 12. Defensive Category is considered by us to represent tenants that focus on necessity goods and essential services in the retail sector, including discount stores, grocers, drug stores and pharmacies, home improvement, automotive service and quick-service restaurants, which we refer to as defensive retail industries. The defensive sub-categories as we define them are as follows: (1) Necessity, which are retailers that are considered essential by consumers and include sectors such as drug stores, grocers and home improvement, (2) Discount, which are retailers that offer a low price point and consist of off-price and dollar stores, (3) Service, which consist of retailers that provide services rather than goods, including, tire and auto services and quick service restaurants, and (4) Other, which are retailers that are not considered defensive in terms of being considered necessity, discount or service, as defined by us. Leases are individual properties with a distinct lease agreement in place, development activities where a lease is expected at a future date, or in the case of master lease arrangements each property under the master lease is counted as a separate lease. Net Debt is computed by us as the principal amount of total debt outstanding less cash, cash equivalents, and restricted cash. Occupancy is expressed as a percentage, and it is the number of economically occupied properties divided by the total number of properties owned. Properties under development are excluded from the calculation. OP units means operating partnership units not held by NETSTREIT.

Forward Looking and Cautionary Statements 24 This supplemental report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for single-tenant, retail commercial real estate, and our financial outlook. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this supplemental report may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and other reports filed with the SEC from time to time. Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this supplemental report. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from the novel coronavirus (COVID-19). We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.